Exhibit 99.1



FOR IMMEDIATE RELEASE:


                               HOMEFED CORPORATION
                             ANNOUNCES CASH DIVIDEND


Carlsbad, CA - (Business Wire) - April 19, 2005. HomeFed Corporation (OTC BB:
HOFD.OB) ("HomeFed") announced today that its Board of Directors has declared a cash dividend equal to $0.50 per share of HomeFed common stock payable on May 9, 2005 to stockholders of record on April 29, 2005.

HomeFed Corporation is engaged, directly and through subsidiaries, in the investment in and development of residential real estate projects in the State of California. HomeFed's development projects currently consist of two master planned communities located in San Diego County, California: San Elijo Hills, and a portion of the larger Otay Ranch planning area. As the owner of development projects, HomeFed is responsible for the completion of a wide range of activities, including design engineering, grading raw land, constructing public infrastructure such as streets, utilities and public facilities, and finishing individual lots for home sites or other facilities.


CONTACT:  HomeFed Corporation
          Erin N. Ruhe
          (760) 918-8200













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